Exhibit 32.1


     In connection with the Quarterly Report on Form 10-Q of Stratasys, Inc. (the "Company") for the period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, S. Scott Crump, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 10, 2004                                By:  /s/ S. Scott Crump
                                                       ----------------------
                                                       S. Scott Crump
                                                       Chief Executive Officer